Exhibit 99.1

FOR IMMEDIATE RELEASE

Idenix Pharmaceuticals Contact:

Teri Dahlman   Dahlman.Teresa@idenix.com

IDENIX PHARMACEUTICALS FILES PATENT INFRINGEMENT

LAWSUITS AGAINST GILEAD SCIENCES IN EUROPE

Granted European Patent Covering 2’-Methyl-2’-Fluoro Nucleosides for Treating Hepatitis C Virus

CAMBRIDGE, Mass., March 14, 2014 — Idenix Pharmaceuticals, Inc. (NASDAQ: IDIX), a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases, today announced that it has filed patent infringement lawsuits against Gilead Sciences, Inc. (NASDAQ:GILD) and/or certain of its subsidiaries in each of three countries - France, Germany and the United Kingdom.

The lawsuits allege that Gilead infringes Idenix’s recently-granted, co-owned European patent EP 1 523 489 that covers 2’-methyl-2’-fluoro nucleosides for treating the hepatitis C virus. In these lawsuits, Idenix is seeking remedies with respect to Gilead’s marketing and sales of drugs containing sofosbuvir, which Idenix believes infringes its European patent.

“We are pleased to have been granted this European patent, and today’s filings further confirm Idenix’s conviction in the strength of our intellectual property portfolio and the resolve we have to protect it,” said Maria Stahl, senior vice president and general counsel at Idenix. “Idenix has invested significant resources in nucleoside drug discovery and in building a valuable intellectual property portfolio – and we will continue to vigorously defend it. These proceedings, along with the U.S. infringement actions we filed in December, are part of a concerted effort to safeguard these technologies.”

Other Ongoing Patent Disputes

Idenix has several ongoing litigation and administrative matters involving Gilead Sciences, Inc., and/or certain of its subsidiaries. In December 2013, Idenix announced it filed two lawsuits against Gilead: a patent infringement lawsuit in the United States District Court in Boston, Massachusetts (Idenix U.S. Patents 6,914,054 and 7,608,597) and a separate patent infringement and interference lawsuit in the United States District Court in Wilmington, Delaware (Idenix U.S. Patent 7,608,600 and Gilead U.S. Patent 8,415,322).

In February 2012, the U.S. Patent and Trademark Office, or USPTO, initiated a patent interference between one of Idenix’s co-owned patent applications and a patent owned by Gilead. In January 2014, the USPTO determined that Idenix is not entitled to priority of invention and judgment was entered in favor of Gilead. Idenix challenged this decision in the U.S. District Court for the District of Delaware.

In December 2013, the USPTO declared a second patent interference between Idenix’s U.S. Patent 7,608,600 and Gilead’s U.S. Patent Application 11/854,218, both related to the use of certain 2’-methyl, 2’-fluoro nucleoside compounds to treat HCV infections.

In August 2013, Idenix filed a request with the Chinese Patent Office’s Patent Re-examination Board, or the PRB, to invalidate Gilead’s Chinese Patent No. ZL.200480019148.4.

Gilead Sciences has also filed suit against Idenix in various jurisdictions outside the United States (Canada, Norway and Australia) to invalidate granted Idenix patents covering certain 2’-methyl-2’-fluoro nucleoside compounds and their use in treating HCV or other Flaviviridae viruses.

ABOUT IDENIX

Idenix Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts, is a biopharmaceutical Company engaged in the discovery and development of drugs for the treatment of human viral diseases. Idenix’s current focus is on the treatment of patients with hepatitis C infection. For further information about Idenix, please refer to www.idenix.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including but not limited to the statements regarding the Company’s future business and financial performance. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “expect,” “plans,” “will,” and similar expressions are also intended to identify forward-looking statements, as are expressed or implied statements with respect to the Company’s litigation strategy. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to the following:; the Company’s ability to maintain and enforce patent and other intellectual property protection for its product candidates and its discoveries. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. These and other risks which may impact management’s expectations are described in greater detail under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission (SEC) and in any subsequent periodic or current report that the Company files with the SEC.

All forward-looking statements reflect the Company’s estimates only as of the date of this release (unless another date is indicated) and should not be relied upon as reflecting the Company’s views, expectations or beliefs at any date subsequent to the date of this release. While Idenix may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if the Company’s estimates change.

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